As filed with the Securities and Exchange Commission on July 28, 2023
Registration No. 333-266197

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM
S-1 ON FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Grove Collaborative Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	5961	88-2840659
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
1301 Sansome Street
San Francisco, California 94111
(800) 231-8527
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stuart Landesberg
President and Chief Executive Officer
1301 Sansome Street
San Francisco, California 94111
(800) 231-8527
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Martin A. Wellington
J. Carlton Fleming
Sidley Austin LLP
1001 Page Mill Road Building 1
Palo Alto, California 94304
Tel: (650) 565-7100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box..  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
On July 18, 2022, Grove Collaborative Holdings, Inc. (the “Company”) filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-266197 as amended by Amendment No. 1 thereto filed with the SEC on August 24, 2022 and subsequently declared effective by the SEC on September 16, 2022 (as amended, the “Original Registration Statement”). The Original Registration Statement registered the resale from time to time of (i) up to: (i) 1,721,497 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”); (ii) 884,304 shares of Class A Common Stock issued in connection with the Backstop Subscription Agreement, dated March 31, 2022, between the Company, Grove Collaborative, Inc. and Corvina Holdings Limited; (iii) 775,005 shares of Class A Common Stock that may be obtained upon the exercise of warrants to purchase shares of Class A Common Stock (each warrant exercisable to purchase one share of Class A Common Stock for $0.05); (iv) 2,012,500 shares of Class A Common Stock held by VG Acquisition Sponsor II LLC; (v) 151,273 shares of Class A Common Stock held by certain selling stockholders; (vi) 13,442,591 shares of Class A Common Stock issuable upon conversion (on a one-for-one basis) of shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock”); (vii) 6,700,000 warrants to purchase shares of Class A Common Stock originally issued in a private placement (the “Private Placement Warrants”); and (viii) 1,340,000 shares of Class A Common Stock that may be obtained upon the exercise of the Private Placement Warrants at an exercise price of $57.50 per share, in each case as adjusted for the 1-for-5 reverse stock split referenced below. The Original Registration Statement also related to the issuance by us of up to an aggregate of 2,950,000 shares of Class A Common Stock, which consists of (i) 1,610,000 shares of Class A Common Stock that are issuable upon the exercise of a like number of warrants and (ii) 1,340,000 shares of Class A Common Stock that are issuable upon the exercise of the Private Placement Warrants following their public resale by the Selling Holders, in each case as adjusted for the 1-for-5 reverse stock split referenced below.
This post-effective amendment to Form S-1 on Form S-3 (this “Post-Effective Amendment”) is being filed for the purpose of converting the Original Registration Statement on Form S-1 into a registration statement on Form S-3 because we are now eligible to use Form S-3. This Post-Effective Amendment contains an updated prospectus related to the offering and sale of the shares that were registered for resale on the Original Registration Statement. No additional securities are being registered under this Post-Effective Amendment, and all applicable registration fees were paid in connection with prior filings of the Original Registration Statement.
On June 5, 2023, the Company effected a 1-for-5 reverse stock split of its Class A Common Stock and Class B Common Stock. The Class A Common Stock began trading on a split-adjusted basis on The New York Stock Exchange at the market open on June 6, 2023. Unless otherwise indicated, all share and per share amounts in this Post-Effective Amendment have been adjusted to reflect the reverse stock split.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION—DATED JULY 28, 2023
20,327,170 Shares of Class A Common Stock
Up to 2,950,000 Shares of Class A Common Stock Issuable Upon Exercise of the Warrants
Up to 6,700,000 Warrant~~s~~

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Holders”) of (i) up to: (i) 1,721,497 shares of our Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) issued in connection with the PIPE Investment (as defined below) (the “PIPE Shares”), which were originally purchased for approximately $50.00 per share by the PIPE Investors (as defined below); (ii) 884,304 shares of Class A Common Stock issued in connection with the Backstop Subscription Agreement, dated March 31, 2022, between the Company, Grove Collaborative, Inc. and Corvina Holdings Limited (the “Backstop Subscription Agreement”) (the “Backstop Shares”), which were originally purchased for $50.00 per share (which shares and price per share are subject to adjustment, as described below); (iii) 775,005 shares of Class A Common Stock that may be obtained upon the exercise of warrants to purchase shares of Class A Common Stock (each warrant exercisable to purchase one share of Class A Common Stock for $0.05) originally issued in connection with the Backstop Subscription Agreement (the “Backstop Warrants”); (iv) 2,012,500 shares of Class A Common Stock held by VG Acquisition Sponsor II LLC (the “Founder Shares”), which were initially issued at a price of approximately $0.015 per share; (v) 151,273 shares of Class A Common Stock held by certain Selling Holders, which were purchased at various times since July 18, 2016 as Grove Collaborative, Inc. securities for prices per share of such securities ranging from approximately $0.90 to $45.40 per share, and which collectively have a weighted average purchase price of $20.95 per share of such securities (excluding those shares which constitute Earnout Shares (as defined below)); (vi) 13,442,591 shares of Class A Common Stock issuable upon conversion (on a one-for-one basis) of shares of our Class B common stock, par value $0.0001 per share (“Class B Common Stock”) held by certain Selling Holders (including shares of Class A Common Stock that may be obtained upon the exercise of warrants to purchase shares of Class B Common Stock and subsequent conversion of those shares), which were purchased at various times since July 18, 2016 for prices per share ranging from approximately $0.90 to $45.40 per share, and which collectively have a weighted average purchase price of $20.95 per share (excluding those shares which constitute Earnout Shares (as defined below)); (vii) 6,700,000 warrants to purchase shares of Class A Common Stock originally issued in a private placement (the “Private Placement Warrants”) in connection with our initial public offering, which were originally purchased for $7.50 per Private Placement Warrant share; and (viii) 1,340,000 shares of Class A Common Stock that may be obtained by Selling Holders upon the exercise of the Private Placement Warrants at an exercise price of $57.50 per share.
We are registering the securities for resale pursuant to the Selling Holders’ registration rights under certain agreements between us and the Selling Holders. Our registration of the securities covered by this prospectus does not mean that the Selling Holders will offer or sell any of the shares of Class A Common Stock or Private Placement Warrants. The Selling Holders may offer, sell or distribute all or a portion of their shares of Class A Common Stock or Private Placement Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any proceeds from the sale of shares of Class A Common Stock or Private Placement Warrants by the Selling Holders pursuant to this prospectus. We provide more information about how the Selling Holders may sell the shares or Private Placement Warrants in the section entitled “Plan of Distribution.”
In addition, this prospectus relates to the issuance by us of up to an aggregate of 2,950,000 shares of Class A Common Stock, which consists of (i) 1,610,000 shares of Class A Common Stock that are issuable upon the exercise of a like number of warrants (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”) which were issued in connection with the initial sale of the Founder Shares as a unit, without additional consideration and (ii) 1,340,000 shares of Class A Common Stock that are issuable upon the exercise of the Private Placement Warrants following their public resale by the Selling Holders. We believe the likelihood that warrant holders will exercise the Warrants, and therefore the amount of proceeds that we would receive from such exercises, depends on the trading price of our Class A Common Stock. Our Class A Common Stock trading price may not exceed $57.50 before June 16, 2027, when the Public Warrants and Private Placement Warrants expire, and therefore we may not receive any proceeds from the exercise of Warrants to fund our operations. We will receive the proceeds from any exercise of any Warrants for cash.
Our shares of Class A Common Stock are listed on The New York Stock Exchange (the “NYSE”) under the symbol “GROV”. The Public Warrants may be quoted and traded in the over-the-counter market under the symbol “GROVW”. On July 27, 2023, the closing sale price of our Class A Common Stock was $1.92 per share.

The Class A Common Stock being offered for resale in this prospectus (the “Resale Securities”) represent a substantial percentage of the total outstanding shares of our Class A Common Stock as of the date of this prospectus. Assuming the issuance of all of the Resale Securities to the Selling Holders, the Resale Securities would represent approximately 64.6% of the then-outstanding Class A Common Stock. The sale of all of the Resale Securities, or the perception that these sales could occur, could result in a significant decline in the public trading price of our Class A Common Stock. In addition to the Selling Holders, another shareholder, Yorkville (as defined below) under the Equity Purchase Agreement (as defined below) (the “Additional Seller”), may sell a substantial number of our securities pursuant to a separate resale prospectus (the “Additional Prospectus”). The sale of the Resale Securities, or the perception that these sales could occur, could depress the market price of our securities.
We are an “emerging growth company” and a “smaller reporting company” under the U.S. securities laws and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “Summary - Implications of Being an Emerging Growth Company and Smaller Reporting Company” Investing in our Class A Common Stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 7 of this prospectus and any risk factors described in any amendments or supplements to this prospectus and in the documents incorporated by reference herein to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2023.

You should rely only on the information provided in this prospectus or any amendment or supplement to this prospectus. Neither we nor the Selling Holders have authorized anyone to provide you with different information. Neither we nor the Selling Holders are making an offer of these securities in any jurisdiction where the offer is not permitted. The information in this prospectus or any amendment or supplement to this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or any amendment or supplement to this prospectus, as applicable, or any sale of the securities offered by this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

ABOUT THIS PROSPECTUS
This prospectus and any accompanying prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC using the “shelf” registration process. Under the shelf registration process, the Selling Holders may, from time to time, sell the securities offered by them described in this prospectus through any means described in the section titled “Plan of Distribution”. We will not receive any proceeds from the sale by such Selling Holders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A Common Stock issuable upon the exercise of any Warrants. We will receive proceeds from any exercise of the Warrants for cash.
Neither we nor the Selling Holders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Holders take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Holders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will not be deemed to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find More Information.”
Unless the context indicates otherwise, references in this prospectus to the “Company,” “we,” “us,” “our,” and similar terms refer to Grove Collaborative Holdings, Inc., a Delaware public benefit corporation, and its consolidated subsidiaries. References to “Virgin Group Acquisition Corp. II” or “VGAC II” refer to the Company prior to the consummation of the Domestication and the Merger (as defined herein). “Grove Collaborative, Inc.” refers to Grove Collaborative, Inc. prior to the Business Combination.
On June 5, 2023, the Company effected a 1-for-5 reverse stock split of its Class A Common Stock and Class B Common Stock (“Reverse Stock Split”). The Class A Common Stock began trading on a split-adjusted basis on The New York Stock Exchange at the market open on June 6, 2023. Unless otherwise indicated, all share and per share amounts in this prospectus have been adjusted to reflect the Reverse Stock Split.
ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although the Company believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. In some instances, these statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or the negatives of these terms or variations of them or similar terminology.
Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect the Company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements:
•competition and the ability of the business to grow and manage growth profitably
•expansion plans and opportunities, including future acquisitions or additional business combinations;
•litigation, complaints, and/or adverse publicity;
•the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends, and employee availability;
•privacy and data protection laws, privacy or data breaches, or the loss of data;
•our financial and business performance following the Merger, including financial projections and business metrics;
•changes in the market for the Company’s products, and expansion plans and opportunities;
•anticipated customer retention by the Company;
•the extent to which the Company is able to protect its intellectual property rights and not infringe on the intellectual property rights of others;
•new or adverse regulatory developments relating to automatic renewal laws;
•our anticipated use of proceeds of any offering; and
•the effect of COVID-19 on the foregoing, including its effect on the business and financial conditions of the Company.
These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described in the “Risk Factors” section. The risks described in the “Risk Factors” section are not exhaustive. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
iii

SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference herein. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements.
Overview of the Company
The Company is a digital-first, sustainability-oriented consumer products innovator specializing in the development and sale of household, personal care, beauty and other consumer products with an environmental focus. In the United States, the Company sells its products through two channels: a direct-to-consumer platform at www.grove.co and its mobile applications, where it sells products from Grove-owned brands and third parties, and the retail channel into which it sells products from Grove-owned brands at wholesale. The Company develops and sells natural products that are free from the harmful chemicals identified in its “anti-ingredient” list and it designs form factors and product packaging that reduces plastic waste and improves the environmental impact of the categories in which it operates. The Company also purchases environmental offsets that have made it the first plastic neutral retailer in the world, and its goal is to be “Beyond Plastic” (its standard which indicates the best-available solutions in either zero plastic, refillable or reusable products containing minimal plastic) across its site by the end of 2025.
Background
The Company was originally known as Virgin Group Acquisition Corp. II, a Cayman Islands exempted company (“VGAC II”). VGAC II was a blank check company incorporated on January 13, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. On March 25, 2021, VGAC II consummated an initial public offering of 35,000,000 units at an offering price of $10.00 per unit, and a private placement with VG Acquisition Sponsor II LLC, a Cayman Islands limited liability company (“Sponsor”) of 6,000,000 Private Placement Warrants at an offering price of $1.50 per Private Placement Warrant. Each unit sold in the initial public offering and private placement consisted of one Class A ordinary share and one-fifth of one redeemable warrant. On April 9, 2021, the underwriters of the initial public offering notified VGAC II of their intent to fully exercise their over-allotment option. As such, on April 13, 2021, VGAC II sold an additional 5,250,000 units, at a price of $10.00 per unit, and sold an additional 700,000 Private Placement Warrants to the Sponsor, at $1.50 per Private Placement Warrant. Following the closing of the initial public offering and overallotment sale, an amount equal to $402,500,000 of the net proceeds from the initial public offering and the sale of the Private Placement Warrants was placed in the trust account. Each such number of units and Private Placement Warrants and prices per unit and per Private Placement Warrant in connection with the initial public offering reflects pre-Reverse Stock Split values.
On June 16, 2022 (the “Closing Date”), VGAC II consummated its initial business combination (the “Merger” and the closing of the Merger, the “Closing”) pursuant to that certain Agreement and Plan of Merger, dated December 7, 2021, as amended and restated on March 31, 2022, by and among VGAC II, Treehouse Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of VGAC II (“Merger Sub I”), Treehouse Merger Sub II, LLC, a Delaware limited liability company and wholly owned direct subsidiary of VGAC II (“Merger Sub II”), and Grove Collaborative, Inc., a Delaware public benefit corporation (the “Merger Agreement”). The transaction was accounted for as a reverse recapitalization with Grove Collaborative, Inc. being the accounting acquirer and VGAC II as the acquired company for accounting purposes. Accordingly, all historical financial information presented in the consolidated financial statements represents the accounts of Grove Collaborative Inc.
Pursuant to the Closing, VGAC II filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a Charter and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which VGAC II was domesticated and continued as a Delaware corporation, changing its name to “Grove Collaborative Holdings, Inc.” (the “Domestication”).
As a result of and upon the effective time of the Domestication, among other things, (1) each of the then issued and outstanding Class A ordinary shares, par value $0.0001 per share, of VGAC II (the “VGAC II Class A ordinary shares”), and Class B ordinary shares, par value $0.0001 per share, of VGAC II (the “VGAC II Class B ordinary shares”), automatically converted, on a one-for-one basis, into shares of Class A Common Stock; (2) each then issued and outstanding whole warrant of VGAC II (the “VGAC II warrants”) automatically converted into a Warrant to acquire one share of Class A Common Stock at an exercise price of $11.50 per share (on a pre-Reverse Stock Split basis); and (3) each of the then issued and outstanding units of VGAC II that had not been previously separated into the underlying VGAC II Class A ordinary shares and underlying VGAC II warrants upon the request of the holder thereof, were canceled and entitled the holder thereof to one share of Class A Common Stock and one-fifth of one Warrant.
On the Closing Date, as contemplated by the Merger Agreement, the Company consummated the merger transaction, whereby (i) Merger Sub I merged with and into Grove Collaborative, Inc. (the “Initial Merger,” and the time at which the Initial Merger became effective, the “Initial Effective Time”), the separate corporate existence of Merger Sub I ceased, and Grove Collaborative, Inc. continued as the surviving corporation and a wholly owned subsidiary of the Company (the “Initial Surviving Corporation”), and (ii) immediately following the Initial Merger, and as part of the same overall transaction as the Initial Merger, the Initial Surviving Corporation merged with and into Merger Sub II, the separate corporate existence of the Initial Surviving Corporation ceased, and Merger Sub II continued as the surviving company and a wholly-owned subsidiary of the Company (the “Final Merger” and, together with the Initial Merger and the Domestication, the “Business Combination”).
As a result of the Closing, at the Initial Effective Time, among other things, except as described in the next sentence (i) each share of common stock, par value $0.0001 per share, of Grove Collaborative, Inc. (“Grove Common Stock”) (other than the Backstop Tranche 1 Shares (as defined below)) and preferred stock, par value $0.0001 per share, of Grove Collaborative, Inc. (“Grove Preferred Stock”) (on an as-converted to common stock basis) (other than dissenting shares) was canceled and converted into the right to receive (a) a number of shares of Class B Common Stock, as determined pursuant to an exchange ratio set forth in the Merger Agreement and described below (the “Exchange Ratio”) and (b) a number of restricted shares of Class B Common Stock that will vest upon the achievement of certain earnout thresholds prior to the tenth anniversary of Closing (the “Earnout Shares”), (ii) each outstanding option to purchase Grove Common Stock (whether vested or unvested) was assumed by the Company and converted into (a) comparable options that are exercisable for shares of Class B Common Stock, with a value determined in accordance with the Exchange Ratio (and, with regard to options that are intended to qualify as “incentive stock options” under Section 422 of the Code, in a manner compliant with Section 424(a) of the Code) and (b) the right to receive a number of Earnout Shares, (iii) each award of restricted stock units to acquire Grove Common Stock (whether vested or unvested) (collectively, “Grove RSUs”) were assumed by the Company and converted into (a) a comparable award of restricted stock units to acquire shares of Class B Common Stock and (b) the right to receive a number of Earnout Shares, (iv) each warrant to acquire shares of Grove Common Stock or Grove Preferred Stock was assumed by the Company and converted into (a) a comparable warrant to acquire shares of Class B Common Stock (the “Legacy Grove Warrants”) and (b) the right to receive a number of Earnout Shares, and (v) each of the Backstop Tranche 1 Shares (as defined below) issued to the Backstop Investor (as defined below) prior to the Initial Effective Time pursuant to the Backstop Subscription Agreement (as defined below) were canceled and converted into the right to receive a number of shares of Class B Common Stock equal to the Exchange Ratio (which were immediately exchanged on a one-for-one basis for shares of Class A Common Stock). Notwithstanding the foregoing, pursuant to elections made shortly before the Closing, certain holders of Grove Common Stock and Grove Preferred Stock elected to receive, and at the Closing were issued, an aggregate of 1,142,219 shares of Class A Common Stock on a share-for-share basis in lieu of the Class B Common Stock they would have otherwise been entitled to receive (the “Pre-Closing Conversion Elections”). The “Exchange Ratio” was equal to approximately 1.17604 (on a pre-Reverse Stock Split basis).
Holders of 39,672,045 VGAC II Class A ordinary shares (on a pre-Reverse Stock Split basis) elected to have their shares redeemed in connection with the Business Combination. The foregoing description of the Business Combination does not purport to be complete and is qualified in its entirety by the full texts of the Merger

Agreement, as amended and restated, which are attached hereto as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference.
At the Closing, certain investors (collectively, the “PIPE Investors”) pursuant to, and on the terms and subject to the conditions of, those certain subscription agreements (the “Subscription Agreements”) dated December 7, 2021, collectively subscribed for 1,721,497 shares of Class A Common Stock at $50.00 per share for aggregate gross proceeds of approximately $86,075,000 (the “PIPE Financing”). One of the PIPE Investors is an affiliate of the Sponsor that subscribed for 1,000,000 shares of Class A Common Stock. In addition, the other PIPE Investors include previous equity holders of Grove Collaborative, Inc. that subscribed for 741,500 shares of Class A Common Stock in the aggregate. Certain PIPE Investors are related parties of the Company.
On March 31, 2022, VGAC II entered into a Subscription Agreement (the “Backstop Subscription Agreement”) with Corvina Holdings Limited, an affiliate of the Sponsor (the “Backstop Investor”) and Grove Collaborative, Inc., pursuant to which, among other things, (i) the Backstop Investor subscribed for and purchased, on the date of the Backstop Subscription Agreement, as readjusted prior to the Closing pursuant to the terms of the Backstop Subscription Agreement, 2,338,352 shares of Grove Common Stock (on a pre-Reverse Stock Split basis) (the “Backstop Tranche 1 Shares”) for aggregate proceeds of $27,500,000 (which were subsequently exchanged and converted as described above), (ii) the Backstop Investor subscribed for and purchased, on the Closing Date, 334,304 shares of Class A Common Stock at a purchase price of $50.00 per share (the “Backstop Tranche 2 Shares”) for aggregate proceeds of approximately $16,715,200, and (iii) the Company issued to the Backstop Investor, as of immediately following the Closing, warrants to purchase 775,005 shares of Class A Common Stock (each warrant exercisable to purchase one share of Class A Common Stock for $0.05) (the “Backstop Warrants”) and (iv) the Company issued the Backstop Investor, as of August 30, 2022, 655,036 shares of Class A Common Stock as part of an adjustment mechanism for issuances made to the Backstop Investor prior to and immediately following the closing of the Business Combination (such transactions, collectively, the “Backstop Financing”). The Backstop Warrants are exercisable by the Backstop Investor at any time on or before June 16, 2027, and are on terms customary for warrants of such nature.
Immediately after giving effect to the Business Combination (including the Pre-Closing Conversion Elections), the PIPE Financing and the Backstop Financing, there were 5,876,115 shares of Class A Common Stock, 26,678,091 shares of Class B Common Stock, 14,750,000 Warrants, 184,771 Legacy Grove Warrant shares and 775,005 Backstop Warrants outstanding.
On June 5, 2023, the Company effected the Reverse Stock Split Unless otherwise indicated, all share and per share amounts have been adjusted to reflect the Reverse Stock Split. The Class A Common Stock trade on the NYSE under the symbol “GROV” and the Public Warrants may be quoted and traded in the over-the-counter market under the symbol “GROVW,” respectively.
Implications of Being an Emerging Growth Company
The Jumpstart Our Business Startups Act (the JOBS Act) was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly public companies that qualify as emerging growth companies. We are an “emerging growth company” within the meaning of the JOBS Act. We may take advantage of certain exemptions from various public reporting requirements, including the requirement that we provide more than two years of audited financial statements and related management’s discussion and analysis of financial condition and results of operations, and that our internal control over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act). In addition, the JOBS Act provides that an “emerging growth company” can delay adopting new or revised accounting standards until those standards apply to private companies. We intend to take advantage of these exemptions until we are no longer an emerging growth company. We have elected to use the extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (1) are no longer an emerging growth company and (2) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

We will cease to be an emerging growth company upon the earliest of (1) December 31, 2026, (2) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.
Additionally, we are a “smaller reporting company” meaning that the market value of our stock held by non-affiliates is less than $250 million. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements in our Annual Report on Form 10-K, and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stocks held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter and our annual revenue exceeds $100 million during such completed fiscal year, or (ii) the market value of our common stock held by non-affiliates exceeds $700 million, regardless of our annual revenue, as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our consolidated financial statements with other public companies difficult or impossible.
Corporate Information
The Company’s principal executive offices are located at 1301 Sansome Street, San Francisco, California 94111, and the Company’s phone number is (800) 231-8527. Our website address is www.grove.co. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it is a part.

THE OFFERING

Issuer	Grove Collaborative Holdings, Inc.

Shares of Class A Common Stock Offered for Resale by the Selling Holders
Up to 20,327,170 shares of Class A Common Stock, consisting of 1,340,000 shares of Class A Common Stock underlying the Private Placement Warrants, 1,721,497 shares of Class A Common Stock issued in connection with the PIPE Investment, 884,304 shares of Class A Common Stock issued in connection with the Backstop Subscription Agreement, 775,005 shares of Class A Common Stock underlying the Backstop Warrants, 2,012,500 shares of Class A Common Stock held by the Sponsor, 151,273 shares of Class A common stock held by certain Selling Holders, and 13,442,591 shares of Class A Common Stock issuable upon conversion (on a one-for-one basis) of shares of Class B Common Stock held by certain Selling Holders (including shares of Class A Common Stock that may be obtained upon the exercise of warrants to purchase shares of Class B Common Stock and subsequent conversion of those shares).

Warrants Offered by the Selling Holders	Up to 6,700,000 Private Placement Warrants.

Shares of Class A Common Stock offered for Resale by the Company	2,950,000 shares of Class A Common Stock, consisting of 1,610,000 shares of Class A Common Stock issuable upon exercise of the Public Warrants and 1,340,000 shares of Class A Common Stock issuable upon the exercise of the Private Placement Warrants following their public resale by the Selling Holders.

Shares of Class A Common Stock outstanding prior to exercise of all Warrants and Backstop Warrants	29,334,036 shares of Class A Common Stock (as of July 27, 2023).

Shares of Class A Common Stock outstanding assuming exercise of all Warrants and Backstop Warrants	33,059,041 (based on total shares of Class A Common Stock outstanding as of July 27, 2023).

Use of Proceeds
We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Holders. We will receive up to an aggregate of approximately $169,625,000.00 from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. The Warrants include 6,700,000 Private Placement Warrants originally purchased for $7.50 per warrant share and 8,050,000 Public Warrants originally purchased with the Founders Shares as a unit for no additional consideration. We believe the likelihood that warrant holders will exercise the Warrants, and therefore the amount of proceeds that we would receive from such exercises, depends on the trading price of our Class A Common Stock. Our Class A Common Stock trading price may not exceed $57.50 before June 16, 2027, when the Public Warrants and Private Placement Warrants expire, and therefore we may not receive any proceeds from the exercise of Warrants to fund our operations. We expect to use any net proceeds received from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds.”

Redemption	The Warrants are redeemable in certain circumstances. See “Description of Securities – Warrants” for further discussion.

Market for Class A Common Stock and Warrants	Class A Common Stock is currently traded on NYSE under the symbol “GROV”. Our Public Warrants may be quoted and traded in the over-the-counter market under the symbol “GROVW”.

Risk Factors
The Resale Securities registered hereby represent a substantial portion, or approximately 52.7%, of our outstanding shares of Class A Common Stock outstanding or issuable upon conversion of our Class B Common Stock. The Selling Holders may sell all of their Class A Common Stock outstanding or issuable upon conversion of our Class B Common Stock in the public market at any time, so long as this registration statement remains effective and this prospectus remains usable. Sales of a substantial number of our shares in the public market or the perception that these sales might occur, could depress the market price of our securities.
See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

For additional information concerning the offering, see “Plan of Distribution.”

RISK FACTORS
Investing in our securities involves risk. You should carefully consider the specific risks discussed below or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in this prospectus or incorporated by reference into this prospectus and the applicable prospectus supplement, including those discussed above under the heading “Cautionary Note Regarding Forward-Looking Statements.” You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2022, and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.
The securities being offered for resale in this prospectus represent a substantial percentage of our outstanding Class A Common Stock, and the sales of such securities, together with the sale of the Class A Common Stock being offered for resale in the Additional Prospectus, or the perception that these sales could occur, could cause the market price of our Class A Common Stock to decline significantly.
This prospectus relates to the offer and sale from time to time by the Selling Holders of up to: (i) 1,721,497 PIPE Shares; (ii) 884,304 Backstop Shares; (iii) 775,005 shares of Class A Common Stock that may be obtained upon the exercise of the Backstop Warrants; (iv) 2,012,500 Founder Shares; (v) 151,273 shares of Class A Common Stock held by certain Selling Holders; (vi) 13,442,591 shares of Class A Common Stock issuable upon conversion (on a one-for-one basis) of shares of our Class B Common Stock held by certain holders (including shares of Class A Common Stock that may be obtained upon the exercise of warrants to purchase shares of Class B Common Stock and subsequent conversion of those shares); and (vii) 6,700,000 Private Placement Warrants; and (viii) 1,340,000 shares of Class A Common Stock that may be obtained by certain holders upon the exercise of the Private Placement Warrants. This prospectus also relates to the issuance by us of up to an aggregate of 2,950,000 shares of Class A Common Stock, which consists of (i) 1,610,000 shares of Class A Common Stock that are issuable upon the exercise of a like number of Public Warrants originally issued in our initial public offering and (ii) 1,340,000 shares of Class A Common Stock that are issuable upon the exercise of the Private Placement Warrants following their public resale by the Selling Holders. The Class A Common Stock and Warrants being offered for resale in this prospectus represent a substantial percentage of the total outstanding shares of our Class A Common Stock as of the date of this prospectus. The outstanding Class A Common Stock being offered in this prospectus represent approximately 53.8% of our outstanding Class A Common Stock outstanding and issuable upon conversion of our Class B Common Stock, assuming the Class A Common Stock issuable upon the achievement of certain stock price thresholds are not outstanding, or 50.0% assuming they are outstanding. Additionally, if all the Warrants and Backstop Warrants are exercised, the Selling Holders would own an additional 3,725,005 shares of Class A Common Stock, representing an additional 9.9% of the total outstanding Class A Common Stock and Class A Common Stock issuable upon conversion of our Class B Common Stock, assuming the Class A Common Stock issuable upon the achievement of certain stock price thresholds are not outstanding. In addition, during the period of ten (10) years following the closing of the Business Combination (the “Earnout Period”), an aggregate of 2,799,696 additional shares of Class B Common Stock (“Grove Earnout Shares”) held by Legacy Grove shareholders (including Legacy Grove stock option, restricted stock unit, and warrant holders) may become vested and sale-able in two equal tranches upon the occurrence of each Earnout Triggering Event (i.e. achieving a share price of $62.00 over any 20 trading days within any consecutive 30 trading day period and $75.00 over any 20 trading day period within any 30 consecutive trading day period or earlier on Change of Control Transaction (as defined in the Merger Agreement)). If Grove Earnout Shares become vested, the holders thereof may seek to sell some or all of Grove Earnout Shares on or after an Earnout Triggering Event. Conversely, a significant decline in the public trading price of our Class A Common Stock could result in no Earnout Triggering Events occurring and no Grove Earnout Shares becoming vested, in which case such shares will be forfeited. In addition to this prospectus, we have filed the Additional Prospectus that relates to the offer and sale from time to time by the Additional Seller of up to 6,511,532 shares of Class A Common Stock which we may elect in our sole discretion to issue and sell to the Additional Seller under the Equity Purchase Agreement from time to time. Assuming the issuance of all of the securities to the Additional Seller under the Equity Purchase Agreement, the securities would represent approximately 18.2% of the then-outstanding Class A Common Stock (assuming the Class A Common Stock issuable upon the conversion of Class B Common Stock and the achievement of certain stock price thresholds pursuant to the Business Combination (as defined in this prospectus) are not outstanding).
The sale of all or a substantial portion of the Resale Securities, the additional securities or the vesting and sale of the Earnout Securities, or the perception that these sales could occur, could result in a significant decline in the public trading price of our Class A Common Stock.
Certain holders of our common stock may earn a positive return on sales of their shares of common stock, notwithstanding the fact that our stock may continue to trade well below our initial public offering price.
As of the date of this prospectus, the price at which our Class A Common Stock trades is lower than the initial trading price of the shares sold pursuant to the initial public offering of VGAC II. Despite the differences in the trading price of our securities and the initial trading price of the securities of VGAC II, certain of the Selling Holders may be incentivized to sell their shares because they may experience a positive rate of return on the securities they purchased due to the differences in the original purchase prices for such shares and the current public trading price of our securities. Based on the closing price of our Class A Common Stock of $1.92 as of July 27, 2023, upon the sale of our Class A Common Stock, (a) the PIPE Investors may experience a potential loss of up to $48.08 per share, (b) the Sponsor may experience a potential profit of up to $1.91 per share, (c) the Backstop Investor may experience a potential loss of up to $17.20 per share and (d) the Selling Holders who were former equityholders of Legacy Grove may experience nominal potential gains per share, if any. The Public Warrants may be quoted and traded in the over-the-counter market and, as such, upon the sale of the Private Placement Warrants, the Sponsor may experience a potential loss per Private Placement Warrant.
Certain of our Warrants may expire before such Warrants exceed their respective exercise prices, which would result in our inability to collect proceeds to fund our operations.
Our outstanding Public Warrants and Private Placement Warrants to purchase an aggregate of 2,950,000 shares of Class A Common Stock would likely only be exercised if the trading price of our Class A Common Stock exceeds the $57.50 per share exercise price of such warrants. The high trading price of our shares of Class A Common Stock between the Closing Date and July 27, 2023 was $62.515. Our stock trading price may not exceed $57.50 before June 16, 2027, when the Public Warrants and Private Placement Warrants expire, and therefore we may not receive any proceeds from the exercise of Warrants to fund our operations.

USE OF PROCEEDS
All of the Class A Common Stock and Warrants offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. The Company will not receive any of the proceeds from these sales.
The Company will receive up to an aggregate of approximately $169,625,000.00 from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. The Warrants include 6,700,000 Private Placement Warrants originally purchased for $7.50 per warrant share and 8,050,000 Public Warrants originally purchased with the Founders Shares as a unit for no additional consideration. We believe the likelihood that warrant holders will exercise the Warrants, and therefore the amount of proceeds that we would receive from such exercises, depends on the trading price of our Class A Common Stock. Our Class A Common Stock trading price may not exceed $57.50 before June 16, 2027, when the Public Warrants and Private Placement Warrants expire, and therefore we may not receive any proceeds from the exercise of Warrants to fund our operations. The Company expects to use any net proceeds received from the exercise of the Warrants for general corporate purposes. The Company will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants.
The Selling Holders will pay any underwriting fees, discounts and selling commissions incurred by such Selling Holders in disposing of their Class A Common Stock. Pursuant to a registration rights agreement entered into by the Company, Sponsor and certain other stockholders of the Company, the Company will bear all other costs, fees and expenses incurred in effecting the registration of the Class A Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of counsel and independent registered public accountants.

DETERMINATION OF OFFERING PRICE
The offering price of the shares of Class A Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of five whole Warrants of $57.50 per share.
We cannot currently determine the price or prices at which shares of Class A Common Stock may be sold by the Selling Holders under this prospectus.

SELLING HOLDERS
This prospectus relates to the possible offer and resale by the Selling Holders of (i) up to 6,884,583 shares of Class A Common Stock (including 1,340,000 shares of Class A Common Stock that may be issued upon exercise of the Private Placement Warrants, 2,012,500 Founder Shares, 1,721,497 PIPE Shares, 884,304 Backstop Shares, 775,005 shares of Class A Common Stock that may be issued upon exercise of the Backstop Warrants, 151,273 shares of Class A Common Stock held by certain Selling Holders); (ii) up to 1,340,000 Private Placement Warrants; and (iii) up to 13,442,591 shares of Class A Common Stock underlying Class B Common Stock (including shares of Class A Common Stock that may be obtained upon the exercise of warrants to purchase shares of Class B Common Stock and subsequent conversion of those shares).
The Selling Holders may from time to time offer and sell any or all of the shares of Class A Common Stock, shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and shares of Class A Common Stock issuable upon the exercise of the warrants set forth below pursuant to this prospectus. When we refer to the “Selling Holders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Holders’ interest in the securities of the Company listed in the table below after the date of this prospectus such that registration rights shall apply to those securities.
The following tables are prepared based on information provided to us by the Selling Holders. It sets forth the name and address of the Selling Holders, the aggregate number of shares of Class A Common Stock, including shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and/or exercise of warrants, that the Selling Holders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Holders both before and after the offering. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days of July 27, 2023. Class B Common Stock is convertible into Class A Common Stock on a one-for-one basis. Ownership of Class B Common Stock is therefore deemed to be beneficial ownership of Class A Common Stock under SEC regulations. Unless otherwise indicated, for purposes of the presentation of ownership of Class A Common Stock in this table, it has been assumed that each person listed therein as holding Class B Common Stock has converted into Class A Common Stock all shares of Class B Common Stock of which that person is deemed the beneficial owner. Thus, all shares of Class B Common Stock held by the reporting parties have been included in the calculation of the total amount of Class A Common Stock owned by each such person. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table. We have based percentage ownership prior to this offering on 29,334,036 shares of Class A Common Stock as of July 27, 2023. In calculating percentages of shares of Class A Common Stock owned by a particular Selling Holder, we treated as outstanding the number of shares of our Class A Common Stock issuable upon exercise of that particular Selling Holder’s warrants, if any, and did not assume the exercise of any other Selling Holder’s Warrants. The following tables do not reflect the beneficial ownership of any shares of Class A Common Stock issuable upon exercise of Warrants unless such securities are exercisable or convertible within 60 days of July 27, 2023.
We cannot advise you as to whether the Selling Holders will in fact sell any or all of the securities set forth in the tables below. In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, such securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of the below tables, unless otherwise indicated below, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Unless otherwise indicated below, the address of each beneficial owner listed in the tables below is c/o Grove Collaborative Holdings, Inc., 1301 Sansome Street, San Francisco, California 94111.
Shares of Class A Common Stock

Name of Selling Holder	Class A Common Stock Beneficially Owned Prior to the Offering	Number of Shares of Class A Common Stock Being Offered	Number of Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Percentage of Outstanding Class A Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
	Number of Shares	Number of Shares	Number of Shares	%
PIPE Investors
Bullpen Capital III, L.P.[1]	1,196,395	2,000	1,194,395	4.1%
Cendana Investments II, LP2	122,279	2,000	120,279	*
Deepen Shah[3]	2,000	2,000	—	—
NextView Ventures II, L.P.[4]	1,406,111	10,000	1,396,111	4.6%
SMALLCAP World Fund, Inc.[5]	819,094	150,000	669,094	2.3%
Entities associated with Glynn Emerging Opportunity Fund.[6]	428,196	4,999	423,187	1.4%
StepStone VC Secondaries Fund III, L.P.[7]	377,345	30,000	347,345	1.2%
Inherent ESG Private, LP8	457,226	20,000	437,226	1.5%
Entities associated with Lone Pine Capital[9]	—	99,998	—	—
Norwest Venture Partners XIII, LP10	3,225,097	3,198,001	27,096	*
Manatu Holdings Limited[11]	20,000	20,000	—	—
7th & Union Development Company Inc.[12]	20,000	20,000	—	—
General Atlantic (GC), L.P.[13]	2,687,395	2,687,395	—	—
Entities associated with MHS Capital[14]	2,107,182	2,107,182	—	—
Entities associated with Mayfield[15]	2,270,877	3,173,472	—	—
SCM GC Investments Limited[16]	1,721,405	2,091,327	—	—
Sponsor Investors
Virgin Group Acquisition Sponsor II LLC[17]	3,334,500	3,334,500	—	—
Corvina Holdings Limited[18]	6,648,846	2,659,309	655,036	2.2%
Certain Directors and Executive Officers
Stuart Landesberg[19]	1,598,736	406,144	1,192,592	4.0%
Chris Clark[20]	331,224	103,686	227,538	*
Jennie Perry[21]	140,240	18,944	121,296	*
David Glazer[22]	54,898	6,734	48,164	*
John Replogle[23]	307,772	63,381	244,391	*
Sergio Cervantes[24]	162,300	12,629	149,671	*
Other Selling Holders	—	—	—
Delida Costin[25]	213,259	28,993	184,266	*
Jon Silverman[26]	140,437	56,476	83,961	*
Chris Burggraeve	6,000	6,000	—	—
Elizabeth Nelson	6,000	6,000	—	—
Latif Peracha	6,000	6,000	—	—

Warrants

Name of Selling Holder	Warrants Beneficially Owned Prior to the Offering	Warrants to be Sold in the Offering	Warrants Beneficially Owned After the Offering	Percentage of Outstanding Warrants Beneficially Owned After the Offered Warrants are Sold
	Number of Warrants	Number of Warrants	Number of Warrants	%
Virgin Group Acquisition Sponsor II LLC[27]	6,700,000	6,700,000	—	—
__________________
*Less than 1%
(1)Information based on Original Registration Statement, subsequently adjusted to reflect the Reverse Stock Split. Consists of 2,000 shares of Class A Common Stock issued in the PIPE Investment, 80,274 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock, and 896,978 shares of Class A Common Stock held of record by Bullpen Capital III, L.P. and 17,836 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and 199,307 shares of Class A Common Stock held of record by Bullpen Playoff Fund, L.P. Paul Martio, Duncan Davidson and Eric Wiesen, as Managing Members of Bullpen Associates III, LLC, the General Partner of Bullpen Capital III, L.P. exercise voting and investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by Bullpen Capital III, L.P. Bullpen Capital III, L.P.’s business address is 38 Keyes Ave., Suite 100, San Francisco, CA 94219.
(2)Information based on Original Registration Statement, subsequently adjusted to reflect the Reverse Stock Split. Consists of 2,000 shares of Class A Common Stock issued in the PIPE Investment, 120,259 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock, and 20 shares of Class A Common Stock held of record by Cendana Investments II, LP. Michael Kim, as Manager of Cendana Investments II GP, LLC, the General Partner of Cendana Investments II, LP exercises voting and investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by Cendana Investments II, LP. Cendana Investments II, LP’s business address is 3990 Washington Street, San Francisco, CA 94118.
(3)Information based on Original Registration Statement, subsequently adjusted to reflect the Reverse Stock Split. Consists of 2,000 shares of Class A Common Stock issued in the PIPE Investment held directly by Mr. Shah.
(4)Information based on the Company’s records and the most recently available Schedule 13G, as amended, filed with the SEC on February 9, 2023 by NextView Ventures II, L.P. (“NextView II”), subsequently adjusted to reflect the Reverse Stock Split. Includes 841,978 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and 105,020 shares of Class A Common Stock held of record by NextView II, 322,804 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and 27,020 shares of Class A Common Stock held of record by NextView Ventures II-A, L.P. (“NextView II-A”) and 98,269 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and 11,020 shares of Class A Common Stock held of record by NextView Ventures I Co-Invest Fund, L.P. (“NextView Co-Invest”). NextView Capital Partners II, LLC (“NextView II GP”) is the general partner of each of NextView II and NextView II-A and may be deemed to have voting and investment power with respect to the shares held by each of NextView II and NextView II-A. NextView Capital Partners Co-Invest, LLC (“NextView GP Co-Invest”) is the general partner of NextView Co-Invest and may be deemed to have voting and investment power with respect to the shares held by NextView Co-Invest. Lee Hower, David Beisel and Rob Go (collectively, the “Managing Members”) are the managing members of each of NextView II GP and NextView GP Co-Invest, and may be deemed to share voting and investment power with respect to the shares held by each of NextView II, NextView II-A and NextView Co-Invest. Each of the Managing Members, NextView GP Co-Invest and NextView II GP disclaims beneficial ownership of these securities, except to the extent of their respective pecuniary interests therein. The business address for each of these individuals and entities is c/o NextView Ventures, 179 Lincoln Street, Suite 404, Boston, MA 02111.
(5)Information based on Original Registration Statement, subsequently adjusted to reflect the Reverse Stock Split. Consists of 150,000 shares of Class A Common Stock issued in the PIPE Investment and 54,961 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock held of record by SMALLCAP World Fund, Inc. (“SCWF”), and 614,133 shares of Class A Common Stock held of record by SCWF. Capital Research and Management Company (“CRMC”) is the investment adviser for SCWF. CRMC and Capital World Investors (“CWI”) may be deemed to be the beneficial owner of the shares of common stock held by SCWF; however, each of CRMC and CWI expressly disclaims that it is, in fact, the beneficial owner of such securities. Brady L. Enright, Julian N. Abdey, Jonathan Knowles, Gregory W. Wendt, Peter Eliot, Bradford F. Freer, Leo Hee, Roz Hongsaranagon, Harold H. La, Dimitrije Mitrinovic, Aidan O’Connell, Samir Parekh, Andraz Razen, Renaud H. Samyn, Arun Swaminathan, Thatcher Thompson, Michael Beckwith, and Shlok Melwani, as portfolio managers, have voting and investment powers over the shares held by SCWF. The address for SCWF is c/o Capital Research and Management Company, 333 S. Hope St., 55th Floor, Los Angeles, California 90071. SCWF acquired the securities being registered hereby in the ordinary course of its business.
(6)Information based on Original Registration Statement, subsequently adjusted to reflect the Reverse Stock Split. Consists of 3,065 shares of Class A Common Stock issued in the PIPE Investment, 231,564 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and 20 shares of Class A Common Stock held of record by Glynn Emerging Opportunity Fund, 1,934 shares of Class A Common Stock issued in the PIPE Investment, 191,591 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and 20 shares of Class A Common Stock held of record by Glynn Emerging Opportunity Fund II-A, L.P. David Glynn as Managing Member of Glynn Emerging Opportunity Fund II, L.P. exercises voting and investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by Glynn Emerging Opportunity Fund II, L.P. The address for Glynn Emerging Opportunity Fund II, L.P. is 3000 Sand Hill Rd., #3-230, Menlo Park, CA 94025.

(7)Information based on Original Registration Statement, subsequently adjusted to reflect the Reverse Stock Split. Consists of 30,000 shares of Class A Common Stock issued in the PIPE Investment, 347,325 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock, and 20 shares of Class A Common Stock held of record by StepStone VC Secondaries Fund III, L.P. Eric Thompson and other individuals exercise voting and investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by StepStone VC Secondaries Fund III, L.P. StepStone VC Secondaries Fund III, L.P.’s business address is 100 Painters Mill Road, Suite 700, Owings Mills, MD 21117.
(8)Information based on Original Registration Statement, subsequently adjusted to reflect the Reverse Stock Split. Consists of 20,000 shares of Class A Common Stock issued in the PIPE Investment, 20 shares of Class A Common Stock and 437,206 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock held of record by Inherent ESG Private, LP. Inherent ESG Private, LP is controlled by its general partner Inherent Capital, LLC, whose sole member is Inherent Group, LP, which is controlled by its general partner Inherent Group GP, LLC, whose sole member is Anthony L. Davis, a natural person. Inherent ESG Private, LP’s business address is 530 Fifth Avenue, Suite 702, New York, NY 10036.
(9)Information based on the Company’s records and the most recently available Schedule 13G, as amended, filed with the SEC on February 14, 2023 by Lone Pine Capital LLC, subsequently adjusted to reflect the Reverse Stock Split. Shares of Class A Common Stock being offered hereby include 33,365 shares of Class A Common Stock issued in the PIPE Investment and previously held of record by Lone Cypress, Ltd., 61,928 shares of Class A Common Stock issued in the PIPE Investment and previously held of record by Lone Cascade, L.P., 542 shares of Class A Common Stock issued in the PIPE Investment and previously held of record by Lone Spruce, L.P, 2,247 shares of Class A Common Stock issued in the PIPE Investment and previously held of record by Lone Monterey Master Fund, Ltd., and 1,916 shares of Class A Common Stock issued in the PIPE Investment and previously held of record by Lone Sierra, L.P. Lone Pine Capital LLC, a Delaware limited liability company (“Lone Pine Capital”), serves as investment manager to Lone Cypress, Ltd., a Cayman Islands exempted company, Lone Cascade, L.P., a Delaware limited partnership, Lone Monterey Master Fund, Ltd., a Cayman Islands exempted company, Lone Spruce, L.P., a Delaware limited partnership, Lone Sierra, L.P., a Delaware limited partnership (collectively, the “Lone Pine Funds”), with respect to the securities of the Company directly held by each of the Lone Pine Funds and has the authority to dispose of and vote the securities of the Company directly held by the Lone Pine Funds. Each of David F. Craver, Brian F. Doherty, Kelly A. Granat and Kerry A. Tyler is an Executive Committee Member of Lone Pine Managing Member LLC, which is the Managing Member of Lone Pine Capital, with respect to the securities directly held by each of the Lone Pine Funds. Stephen F. Mandel, Jr. is the Managing Member of Lone Pine Managing Member LLC, which is the Managing Member of Lone Pine Capital, with respect to the securities directly held by each of the Lone Pine Funds. Each of David F. Craver, Brian F. Doherty, Kelly A. Granat, Kerry A. Tyler, and Stephen F. Mandel, Jr. may be deemed to beneficially own the securities held by the Lone Pine Funds and each of them disclaims beneficial ownership of these securities. The business address of Lone Pine Capital LLC and the Executive Committee Members is Two Greenwich Plaza, Greenwich, Connecticut 06830.
(10)Information based on the Company’s records and the most recently available Schedule 13G, as amended, filed with the SEC on February 14, 2023 by Norwest Venture Partners XIII, LP (“NVP XIII”) and recently available Form 4, filed with the SEC on April 17, 2023, subsequently adjusted to reflect the Reverse Stock Split. Includes 281,575 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and 2,943,522 shares of Class A Common Stock held of record by NVP XIII. Genesis VC Partners XIII, LLC is the general partner of NVP XIII, and NVP Associates, LLC is the managing member of Genesis VC Partners XIII, LLC. Each of Promod Haque, Jeffrey Crowe, and Jon Kossow, who are co-chief executive officers of NVP Associates, LLC, may be deemed to share voting and dispositive power over the shares held by NVP XIII. Mr. Crowe disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein, if any. The address for each of these entities and individuals is c/o 525 University Avenue, #800, Palo Alto, California 94301.
(11)Information based on Original Registration Statement, subsequently adjusted to reflect the Reverse Stock Split. Consists of 20,000 shares of Class A Common Stock issued in the PIPE Investment. Accuro Fiduciary Services (Jersey) Ltd and Accuro Corporate Services (Jersey) Ltd, as corporate directors, exercise voting and dispositive power over the shares held by Manatu Holdings Limited. Manatu Holdings Limited’s business address is 2nd Floor, One The Esplanade, St. Helier, Jersey JE2 3QA.
(12)Information based on Original Registration Statement, subsequently adjusted to reflect the Reverse Stock Split. Consists of 20,000 shares of Class A Common Stock issued in the PIPE Investment. David I. Solomon, as President Real Estate and Alternative Investments Drew Bauer, as Chief Financial Officer, and Brian O’Neill as Executive Vice President exercise voting and investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by 7th & Union Development Company Inc. 7th & Union Development Company Inc.’s business address is 15 Enterprise Avenue, Suite 100, Aliso Viejo, CA 92656.
(13)Information based on the Company’s records and the most recently available Schedule 13G filed with the SEC on June 27, 2022 by General Atlantic, L.P., subsequently adjusted to reflect the Reverse Stock Split. Includes 2,587,375 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and 100,020 shares of Class A Common Stock held of record by General Atlantic (GC), L.P. (“GA GC”). The limited partners that share beneficial ownership of the shares held by GA GC are the following General Atlantic investment funds (the “GA Funds”): General Atlantic Partners 100, L.P. (“GAP 100”), General Atlantic Partners (Bermuda) EU, L.P. (“GAP Bermuda EU”), GAP Coinvestments III, LLC (“GAPCO III”), GAP Coinvestments IV, LLC (“GAPCO IV”), GAP Coinvestments V, LLC (“GAPCO V”) and GAP Coinvestments CDA, L.P. (“GAPCO CDA”). The general partner of GA GC is General Atlantic (SPV) GP, LLC (“GA SPV”). The general partner of GAP 100 is ultimately controlled by General Atlantic, L.P. (“GA LP”), which is controlled by the Management Committee of GASC MGP, LLC (the “Management Committee”). The general partner of GAP Bermuda EU is ultimately controlled by GAP (Bermuda) L.P. (“GAP Bermuda”), which is also controlled by the Management Committee. GA LP is the managing member of GAPCO III, GAPCO IV and GAPCO V, the general partner of GAPCO CDA and is the sole member of GA SPV. There are nine members of the Management Committee. GA GC, GA LP, GAP Bermuda, GA SPV and the GA Funds (collectively, the “GA Group”) are a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. The mailing address of the foregoing General Atlantic entities, other than GAP Bermuda EU and GAP Bermuda, is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor, New York, NY 10055. The mailing address of GAP Bermuda EU and GAP Bermuda is Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Each of the members of the Management Committee disclaims ownership of the shares except to the extent that he has a pecuniary interest therein.

(14)Information based on Original Registration Statement, subsequently adjusted to reflect the Reverse Stock Split. Consists of 20,000 shares of Class A Common Stock issued in the PIPE Investment, 20 shares of Class A Common Stock and 1,618,614 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock held of record by MHS Capital Partners II, L.P., 371,528 shares of A Common Stock issuable upon the conversion of Class B Common Stock and 20 shares of Class A Common Stock held of record by MHS Capital Partners G, LLC, and 96,980 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and 20 shares of Class A Common Stock held of record by MHS Capital Partners G2, LLC. MHS Capital Management, LLC is the general partner of MHS Capital Partners, LP. MHS Capital Management II, LLC is the Managing Member of MHS Capital Partners G, LLC and MHS Capital Partners G2, LLC. Mark Sugarman, who is the Manager of MHS Capital Management, LLC, and MHS Capital Management II, LLC may be deemed to share voting and dispositive power over the shares held by MHS Capital Partners, LP, MHS Capital Partners G, LLC and MHS Capital Partners G2, LLC. Mr. Sugarman disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein, if any. The address for each of these entities and individuals is c/o 2121 S. El Camino Real, Ste 200, San Mateo, CA 94403.
(15)Information based on the Company’s records and the most recently available Schedule 13D, as amended, filed with the SEC on July 17, 2023 by Mayfield XV, a Cayman Islands Exempted Limited Partnership (“MF XV”). Consists of 241,991 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and 1,663,783 shares of Class A Common Stock held by MF XV and 42,807 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and 322,296 shares of Class A Common Stock held by Mayfield Select, a Cayman Islands Exempted Limited Partnership (“MF Select”). Mayfield XV Management (UGP), Ltd., a Cayman Islands Exempted Company (“MF XV UGP)” is the general partner of Mayfield XV Management (EGP), L.P., a Cayman Islands Exempted Limited Partnership, which is the general partner of MF XV. Rajeev Batra, Navin Chaddha and Urshit Parikh are the directors of MF XV UGP. As a result, each of the foregoing entities and individuals may be deemed to share beneficial ownership of the shares owned by MF XV, but each of the individuals disclaims such beneficial ownership. Mayfield Select Management (UGP), Ltd., a Cayman Islands Exempted Company (“MF Select UGP”) is the general partner of Mayfield Select Management (EGP), L.P., a Cayman Islands Exempted Limited Partnership, which is the general partner of MF Select. Rajeev Batra, Navin Chaddha and Urshit Parikh are the directors of MF Select UGP. As a result, each of the foregoing entities and individuals may be deemed to share beneficial ownership of the shares owned by MF Select, but each of the individuals disclaims such beneficial ownership. The address for each of these entities and individuals is c/o Mayfield, 2484 Sand Hill Road, Menlo Park, CA 94025.
(16)Information based on the Company’s records and the most recently available Schedule 13D, as amended, filed with the SEC on February 1, 2023 by SCM GC Investments Limited, subsequently adjusted to reflect the Reverse Stock Split. Includes 163,573 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and 1,557,832 shares of Class A Common Stock held by SCM GC Investments Limited. SCM GC Investments Limited is wholly-owned by Sculptor Master Fund Ltd. Sculptor Capital LP is the investment adviser to Sculptor Master Fund, Ltd. Sculptor Capital Holding Corporation serves as the sole general partner of Sculptor Capital LP. Sculptor Capital Management, Inc. is a holding company that is the sole shareholder of Sculptor Capital Holding Corporation. The address for each of these entities is 9 West 57 Street, 39 Floor, New York, NY 10019.
(17)Information based on the Company’s records and the most recently available Schedule 13D filed with the SEC on September 1, 2022 by the Sponsor, subsequently adjusted to reflect the Reverse Stock Split. Consists of 1,994,500 shares of Class A Common Stock held of record by the Sponsor and 1,340,000 shares of Class A Common Stock which can be acquired upon the exercise of the Private Placement Warrants held by the Sponsor. The Backstop Investor is the sole managing member and manager of the Sponsor, and has voting and investment discretion with respect to the securities held of record by the Sponsor. The Backstop Investor is wholly owned by Virgin Group Holdings Limited (“Virgin Group Holdings”). Virgin Group Holdings is owned by Sir Richard Branson, and he has the ability to appoint and remove the management of Virgin Group Holdings and, as such, may indirectly control the decisions of Virgin Group Holdings, regarding the voting and disposition of securities held by Virgin Group Holdings. Therefore, Sir Richard Branson may be deemed to have indirect beneficial ownership of the shares held by the Sponsor. The address of Corvina Holdings Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. The address of Virgin Group Holdings is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. The address of Sir Richard Branson is Branson Villa, Necker Beach Estate, Necker Island, VG 1150 British Virgin Islands. The business address of the Sponsor is 65 Bleecker Street, 6th Floor, New York, New York 10012.
(18)Information based on the Company’s records and the most recently available Schedule 13D filed with the SEC on September 1, 2022 by the Sponsor, subsequently adjusted to reflect the Reverse Stock Split. Includes 1,994,500 shares of Class A Common Stock held of record by the Sponsor, warrants to acquire 1,340,000 shares of Class A Common Stock held of record by the Sponsor, 2,539,341 shares of Class A Common Stock held of record by the Backstop Investor, and warrants to acquire 775,005 shares of Class A Common Stock held of record by the Backstop Investor. The Backstop Investor is the sole managing member and manager of the Sponsor, and is wholly owned by Virgin Group Holdings. Virgin Group Holdings is owned by Sir Richard Branson, and he has the ability to appoint and remove the management of Virgin Group Holdings and, as such, may indirectly control the decisions of Virgin Group Holdings, regarding the voting and disposition of securities held by Virgin Group Holdings. Therefore, Sir Richard Branson may be deemed to have indirect beneficial ownership of the shares held by the Sponsor and the Backstop Investor. The address of Virgin Group Holdings is Craigmuir Chambers, Road Town, Tortola, VG1110, British Virgin Islands and the address of the Backstop Investor is Craigmuir Chambers, Road Town, Tortola, VG1110, British Virgin Islands.
(19)Consists of (i) 713,798 shares of Class A Common Stock, 78,300 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock, 152,374 shares of Class A Common Stock issuable pursuant to restricted stock units granted to Mr. Landesberg that are currently vested or may vest within 60 days of July 27, 2023, and 530,706 shares of Class B Common Stock issuable upon the exercise of non-qualified stock options granted to Mr. Landesberg that are currently exercisable or exercisable within 60 days of July 27, 2023, in each case held directly by Mr. Landesberg and (ii) 123,558 shares of Class A Common Stock held by the Landesberg Living Trust. Mr. Landesberg may be deemed to have voting and dispositive investment power with respect to the shares held by the Landesberg Living Trust. Mr. Landesberg is the Company’s current President and Chief Executive Officer and a director on the Company’s board of directors (the “Board”).
(20)Consists of 110,595 shares of Class A Common Stock, 25,161 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock, 42,129 shares of Class A Common Stock issuable pursuant to restricted stock units granted to Mr. Clark that are currently vested or may vest within 60 days of July 27, 2023, 33,930 shares of Class A Common Stock issuable upon the exercise of incentive stock options granted to Mr. Clark that are currently exercisable or exercisable within 60 days of July 225, 2023, 119,409 shares of Class A Common Stock issuable upon the exercise of non-qualified stock options granted to Mr. Clark that are currently exercisable or exercisable within 60 days of July 27, 2023, in each case held directly by Mr. Clark. Mr. Clark is the Company’s current Chief Digital Officer.
(21)Consists of 98,033 shares of Class A Common Stock, 4,658 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and 37,549 shares of Class A Common Stock issuable pursuant to restricted stock units granted to Ms. Perry that are currently vested or may vest within 60 days of July 27, 2023, in each case held directly by Ms. Perry. Ms. Perry is the Company’s current Chief Marketing Officer.
(22)Consists of 51,934 shares of Class A Common Stock and 2,964 shares of Class A Common Stock issuable pursuant to restricted stock units granted to Mr. Glazer that are currently vested or may vest within 60 days of July 27, 2023, in each case held directly by Mr. Glazer. Mr. Glazer is a director on the Board.
(23)Consists of (i) 298,746 shares of Class A Common Stock and 8,973 shares of Class A Common Stock issuable pursuant to restricted stock units granted to Mr. Replogle that are currently vested or may vest within 60 days of July 27, 2023, in each case held directly by Mr. Replogle, and (ii) 53 shares of Class A Common Stock held by the Replogle Family LLC. Mr. Replogle serves as manager of Replogle Family LLC and may be deemed to be the beneficial owner of the securities held by Replogle Family LLC. Mr. Replogle is a director on the Board.
(24)Consists of 74,163 shares of Class A Common Stock, 13,974 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and 74,163 shares of Class A Common Stock issuable pursuant to restricted stock units granted to Mr. Cervantes that are currently vested or may vest within 60 days of July 27, 2023, in each case held directly by Mr. Cervantes. Mr. Cervantes is the Company’s current Chief Financial Officer.
(25)Information is based on the Company’s records and the most recently available Schedule 13D, as amended, filed with the SEC on October 31, 2022 by Ms. Costin, subsequently adjusted to reflect the Reverse Stock Split. Consists of 42,631 shares of Class A Common Stock, 20,678 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock, 146,413 shares of Class A Common Stock issuable upon the exercise of non-qualified stock options granted to Ms. Costin that are currently vested or may vest within 60 days of July 27, 2023, in each case held directly by Ms. Costin. This also includes 20 shares of Class A Common Stock and 3,517 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock held by the Weatherspoon Costin Family Trust, for which Ms. Costin and her spouse serve as co-trustees. Ms. Costin may be deemed to have voting and dispositive investment power with respect to the shares held by the Weatherspoon Costin Family Trust. Ms. Costin was the Company’s former Chief Legal and People Officer and Secretary.
(26)Consists of 39,632 shares of Class A Common Stock, 14,773 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and 86,032 shares of Class A Common Stock issuable upon the exercise of non-qualified stock options granted to Mr. Silverman that are currently vested or may vest within 60 days of July 27, 2023, in each case held directly by Mr. Silverman. Mr. Silverman was the Company’s former Senior Vice President, Physical Goods.
(27)The Backstop Investor is the sole managing member and manager of the Sponsor, and has voting and investment discretion with respect to the securities held of record by the Sponsor. The Backstop Investor is wholly owned by Virgin Group Holdings. Virgin Group Holdings is owned by Sir Richard Branson, and he has the ability to appoint and remove the management of Virgin Group Holdings and, as such, may indirectly control the decisions of Virgin Group Holdings, regarding the voting and disposition of securities held by Virgin Group Holdings. Therefore, Sir Richard Branson may be deemed to have indirect beneficial ownership of the warrants held by the Sponsor and the Backstop Investor. The address of the Backstop Investor is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. The address of Virgin Group Holdings is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. The address of Sir Richard Branson is Branson Villa, Necker Beach Estate, Necker Island, VG 1150 British Virgin Islands. The business address of the Sponsor is 65 Bleecker Street, 6th Floor, New York, New York 10012.

Material Relationships with the Selling Holders
Certain material relationships with the Selling Holders are described in the footnotes to the tables set forth above.
For a description of certain other relationships with the Selling Holders and their affiliates see the section entitled “Summary—Background” above.
Amended and Restated Registration Rights Agreement
In connection with the consummation of the Business Combination, the Company, VG Acquisition Sponsor II LLC (the “Sponsor”), and certain other holders of Class A Common Stock (collectively, the “Registration Rights Agreement Parties”) entered into the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). In accordance with the Registration Rights Agreement, the Registration Rights Agreement Parties and their permitted transferees are entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights. The Registration Rights Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.

Indemnification Agreements
In connection with the consummation of the Business Combination, the Company entered into indemnification agreements with its directors, executive officers, and other key employees. Each indemnification agreement provides that the Company will indemnify each of its directors, executive officers, and other key employees against any and all expenses incurred by such director, executive officer, or other key employee because of his or her status as one of the Company’s directors, executive officers, or other key employees, to the fullest extent permitted by the laws of the state of Delaware, the Charter, and the Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by the laws of the state of Delaware, the Company will advance all expenses incurred by its directors, executive officers, and other key employees in connection with the legal proceeding involving his or her status as a director, executive director, or key employee.
Class B Ordinary Shares
On January 22, 2021, prior to the initial public offering, VGAC II issued 1,437,500 Class B ordinary shares to the Sponsor for an aggregate purchase price of $25,000. On March 15, 2021, the Sponsor transferred 6,000 of such Class B ordinary shares to each of the three independent VGAC II directors. As a result of the underwriters’ election to fully exercise their over-allotment option on April 13, 2021, 262,500 shares held by the Sponsor were no longer subject to forfeiture.
Former Director Investments in the Sponsor
Each of Josh Bayliss and Evan Lovell, as former directors of VGAC II, invested $300,000 in the Sponsor and hold interests in the Sponsor that represent an indirect interest in 249,320 shares of Class A Common Stock and 197,939 Private Placement Warrants. Chris Burggraeve, Elizabeth Nelson and Latif Peracha, as former directors of VGAC II, each invested $100,000 in the Sponsor indirectly through an investment in VG Acquisition Holdings II LLC (an affiliate of the Sponsor), and each holds interests in VG Acquisition Holdings II LLC that represent an indirect interest in 14,043 shares of Class A Common Stock, and 66,550 Private Placement Warrants.
Current Director of the Company
Mr. Rayhan Arif, an investment director at the Virgin Group, an affiliate of the Backstop Investor and the Sponsor, is currently a director of the Company.
Private Placement Warrants
Simultaneous with the consummation of the initial public offering, VGAC II consummated a private placement, pursuant to which Sponsor purchased 6,000,000 warrants to purchase shares of Class A Common Stock originally issued in a private placement (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant, generating total proceeds of $9,000,000. On April 13, 2021, in connection with the underwriters’ election to fully exercise their over-allotment option, VGAC II sold an additional 700,000 Private Placement Warrants to the Sponsor, at a price of $1.50 per Private Placement Warrant, generating additional proceeds of $1,050,000. As a result of both private placements, the Sponsor purchased 6,700,000 Private Placement Warrants for a total of $10,050,000.
Related Party Loans
On January 22, 2021, the Sponsor agreed to loan VGAC II an aggregate of up to $250,000 to cover expenses related to the initial public offering pursuant to a promissory note (the “First Promissory Note”). On March 25, 2021, VGAC II repaid the First Promissory Note in full.
On September 28, 2021, VGAC II issued an unsecured promissory note (the “Second Promissory Note”) to the Sponsor. On April 8, 2022, the Second Promissory Note was amended to provide that the aggregate principal amount of the Second Promissory Note is increased to $1,500,000. The proceeds of the Second Promissory Note, which could be drawn down from time to time until VGAC II consummated its initial business combination, was used for general working capital purposes. The Second Promissory Note bore no interest and was payable in full upon the earlier to occur of (i) March 22, 2023 or (ii) the consummation of the Business Combination.

In order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of VGAC II’s officers and directors could have, but were not obligated to, loan VGAC II funds as may be required. When VGAC II completed the Business Combination, VGAC II was to repay such loaned amounts out of the proceeds of the trust account released to VGAC II. Otherwise, such loans would have been repaid only out of funds held outside the trust account. In the event that an initial business combination did not close, VGAC II could have used a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from VGAC II’s trust account could have been used to repay such loaned amounts. Up to $1,500,000 of such loans could have been convertible into warrants of the post-business combination company at a price of $1.50 per warrant at the option of the lender. The warrants would have been identical to the Private Placement Warrants. Following the Closing, the Company, as successor to VGAC II, has no outstanding borrowings under any arrangement set forth above and the agreements were terminated as of the closing of the Business Combination.
Family Relationships
Alexandra Crane, Stu Landesberg’s sister-in-law, is an employee of Grove Collaborative, Inc. Her employment began in May 2015, prior to her marriage to Mr. Landesberg’s brother. Ms. Crane does not report to Mr. Landesberg. In 2022, Ms. Crane received a base salary of $177,998 and stock awards with a grant date fair value of $65,902.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Certificate of Incorporation, as amended (the “Charter”), and our Amended and Restated Bylaws (the “Bylaws”), which are exhibits to the registration statement of which this prospectus is a part. We urge to you read each of the Charter, the Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities. For information on how to obtain copies of the Charter, and the Bylaws and the warrant-related documents described herein, please refer to the heading “Where You Can Find More Information” in this prospectus.
Authorized Capitalization
General
The Charter authorizes the issuance of 900,000,000 shares, consisting of (a) 800,000,000 shares of common stock, of which (i) 600,000,000 shares are designated Class A Common Stock and (ii) 200,000,000 shares are designated Class B Common Stock, and (b) 100,000,000 shares of preferred stock (the “Preferred Stock”).
As of July 27, 2023, there were outstanding 29,334,036 shares of Class A Common Stock, 7,103,880 shares of Class B Common Stock and no shares of Preferred Stock.
Common Stock
Grove Collaborative Holdings, Inc. Class A Common Stock
Voting rights. Each holder of Class A Common Stock is entitled to one (1) vote for each share of Class A Common Stock held of record by such holder on all matters voted upon by the Company’s stockholders, provided, however, that, except as otherwise required in the Charter, as provided by law or by the resolution(s) or any certificate of designation providing for the issue of any Preferred Stock, the holders of Class A Common Stock will not be entitled to vote on any amendment to the Charter that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Charter (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the General Corporation Law of the State of Delaware (the “DGCL”).
Dividend rights. Subject to the DGCL and the rights of holders of Preferred Stock, holders of shares of Class A Common Stock and Class B Common Stock will be entitled to receive ratably, on a per share basis, dividends and other distributions in cash, capital stock, or property of the Company as may be declared and paid from time to time by the Company’s Board out of any of the Company’s assets or funds legally available therefor; provided, that in the event a dividend is paid in the form of shares of Class A Common Stock or Class B Common Stock (or rights to acquire such shares), then the holders of Class A Common Stock will receive shares of Class A Common Stock (or rights to acquire such shares, as the case may be) and the holders of Class B Common Stock will receive shares of Class B Common Stock (or rights to acquire such shares, as the case may be), with the holders of shares of Class A Common Stock and Class B Common Stock receiving, on a per share basis, the same number of shares of Class A Common Stock or Class B Common Stock, as applicable.
Rights upon liquidation. Subject to the DGCL and the rights of holders of Preferred Stock, holders of shares of Class A Common Stock and Class B Common Stock, after payment or provision for payment of the debts and other liabilities of the Company, are entitled to receive all of the assets and funds of the Company available for distribution in the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, ratably in proportion to the number of shares of the Class A Common Stock held by them.
Other rights. No holder of shares of Class A Common Stock are entitled to preemptive or subscription rights contained in the Charter or in the Bylaws. There are no redemption or sinking fund provisions applicable to the

Class A Common Stock. The rights, preferences and privileges of holders of the Class A Common Stock are subject to those of the holders of any shares of the Preferred Stock that the Company may issue in the future.
Grove Collaborative Holdings, Inc. Class B Common Stock
Voting rights. Each holder of Class B Common Stock are entitled to ten (10) votes for each share of Class B Common Stock held of record by such holder on all matters voted upon by the Company’s stockholders, provided, however, that, except as otherwise required in the Charter, as provided by law or by the resolution(s) or any certificate of designation providing for the issue of any Preferred Stock, the holders of Class B Common Stock are not entitled to vote on any amendment to the Charter that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Charter (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.
Dividend rights. Subject to the DGCL and the rights of holders of Preferred Stock, holders of shares of Class A Common Stock and Class B Common Stock are entitled to receive ratably, on a per share basis, dividends and other distributions in cash, stock, or property of the Company as may be declared and paid from time to time by the Board out of any of the Company’s assets or funds legally available therefor; provided that in the event a dividend is paid in the form of shares of Class A Common Stock or Class B Common Stock (or rights to acquire such shares), then the holders of Class A Common Stock will receive shares of Class A Common Stock (or rights to acquire such shares, as the case may be) and the holders of Class B Common Stock will receive shares of Class B Common Stock (or rights to acquire such shares, as the case may be), with the holders of shares of Class A Common Stock and Class B Common Stock receiving, on a per share basis, the same number of shares of Class A Common Stock or Class B Common Stock, as applicable.
Rights upon liquidation. Subject to the DGCL and the rights of holders of Preferred Stock, holders of shares of Class A Common Stock and Class B Common Stock, after payment or provision for payment of the debts and other liabilities of the Company, are entitled to receive all of the assets and funds of the Company available for distribution in the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, ratably in proportion to the number of shares of the Class B Common Stock held by them.
Transfers. Pursuant to the Charter, holders of Class B Common Stock are generally restricted from transferring such shares, other than to another Class B Common Stockholder or a Permitted Entity (as defined in the Charter).
Mandatory Conversion. Each share of Class B Common Stock will be automatically converted into an equal number of fully paid and nonassessable shares of Class A Common Stock upon any Transfer (as defined in the Charter) of such shares of Class B Common Stock, except for a Transfer to a Permitted Entity (as defined in the Charter). Holders of Class B Common Stock may also elect to convert into an equal number of fully paid and nonassessable shares of Class A Common Stock at their option.
Other rights. No holder of shares of Class B Common Stock is entitled to preemptive or subscription rights contained in the Charter or in the Bylaws. There are no redemption or sinking fund provisions applicable to the Class B Common Stock. The rights, preferences, and privileges of holders of the Class B Common Stock are subject to those of the holders of any shares of Preferred Stock that the Company may issue in the future.
Preferred Stock
The Board has the authority to issue shares of Preferred Stock from time to time on terms it may determine, to divide shares of Preferred Stock into one or more series, and to fix the designations, preferences, privileges, and restrictions of Preferred Stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of Preferred Stock could have the effect of decreasing the trading price of Class A Common Stock, restricting dividends on the capital stock of the Company, diluting the voting power of the Class A Common Stock, impairing the liquidation rights of the capital stock of the Company, or delaying or preventing a change in control of the Company.

Election of Directors and Vacancies
Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Board is fixed solely and exclusively by resolution duly adopted from time to time by the Board. Under the Bylaws, at all meetings of stockholders called for the election of directors, a plurality of the votes properly cast will be sufficient to elect such directors to the Board.
The Board is divided into three classes of directors designated as Class I, Class II, and Class III, respectively. Except as the DGCL may otherwise require and subject to the rights, if any, of the holders of any series of Preferred Stock, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships, and any vacancies on the Board, including unfilled vacancies resulting from the removal of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director (and not by Company stockholders). All directors hold office until the expiration of their respective terms of office and until their successors will have been elected and qualified. A director elected or appointed to fill a vacancy resulting from the death, resignation, retirement, disqualification, or removal of a director or a newly created directorship will serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor will have been elected and qualified.
Subject to the rights, if any, of any series of Preferred Stock, any director may be removed from office only with cause and only by the affirmative vote of the holders of a majority of the then outstanding voting stock of the Company entitled to vote at an election of directors, voting together as a single class.
In addition to the powers and authorities before or by statute expressly conferred upon them, the directors are empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company, subject, nevertheless, to the provisions of the DGCL, the Charter, and to any Bylaws adopted and in effect from time to time; provided, however, that no bylaw so adopted will invalidate any prior act of the directors which would have been valid if such bylaw had not been adopted.
Notwithstanding the foregoing provisions, any director elected pursuant to the right, if any, of the holders of Preferred Stock to elect additional directors under specified circumstances will serve for such term or terms and pursuant to such other provisions as specified in the relevant certificate of designations related to the Preferred Stock.
Quorum
The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote at the meeting, present in person, or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by the Charter or Bylaws; provided, however, that where a separate vote by a class or classes or series of capital stock is required by law or the Charter, the holders of a majority in voting power of the shares of such class or classes or series of the capital stock of the Company issued and outstanding and entitled to vote on such matter, present in person, present by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. If, however, such quorum will not be present or represented at any meeting of the stockholders, the chairperson of the meeting will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Registration Rights
In connection with the consummation of the Business Combination, the Company, VG Acquisition Sponsor II LLC and certain other holders of Class A Common Stock (collectively, the “Registration Rights Agreement Parties”) entered into the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). In accordance with the Registration Rights Agreement, the Registration Rights Agreement Parties and their permitted transferees are entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights. The Registration Rights Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.
Anti-takeover Effects of the Charter and the Bylaws
The Charter and the Bylaws contain provisions that may delay, defer, or discourage another party from acquiring control of the Company. The Company expects that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board, which the Company believes may result in an improvement of the terms of any such acquisition in favor of the Company’s stockholders. However, they also give the Board the power to discourage acquisitions that some stockholders may favor.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which apply so long as the Class A Common Stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of Class A Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Class A Common Stock at prices higher than prevailing market prices.
Dual-Class Stock
As described above in “—Common Stock—Class A Common Stock—Voting Rights” and “—Common Stock—Class B Common Stock—Voting Rights,” the Charter provides for a dual-class common stock structure.
Special Meeting, Action by Written Consent, and Advance Notice Requirements for Stockholder Proposals
Unless otherwise required by law, and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the stockholders of the Company, for any purpose or purposes, may be called only by a majority of the Board, the Chairman of the Board, the Chief Executive Officer of the Company or when requested in writing by the holders of not less than 20% of all votes entitled to be cast at the meeting, and may not be called by any other person. Unless otherwise required by law, written notice of a special meeting of stockholders, stating the time, place, and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten or more than sixty (60) days before the date fixed for the meeting. Business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice.
The Bylaws also provide that unless otherwise restricted by the Charter or the Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

In addition, the Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to the Company’s secretary, of the stockholder’s intention to bring such business before the meeting.
These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of the Company’s outstanding voting securities.
Amendment to Charter and Bylaws
The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.
The Charter provides that certain provisions therein, including those relating to the Board’s powers and the number, election, term and removal of the Company’s directors, may be altered, amended, or repealed only by the affirmative vote of the holders of at least two-thirds (66.7%) in voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. Additionally, the Charter provides that the authorized number of shares of any class of stock may only be increased or decreased (but not below the number of shares thereof then-outstanding) by the affirmative vote of a majority of the voting power of the stock entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL.
The Bylaws may be amended, altered, or repealed (A) by the affirmative vote of a majority of the Board or (B) in addition to any vote of the holders of any class or series of capital stock of the Company required by law or the Charter, the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.
Delaware Anti-Takeover Statute
Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:
(1)the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder;
(2)the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or
(3)the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder.
A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law.
Classified Board and Stockholder Action by Written Consent
The Charter provides that the Board is classified into three classes of directors, each of which holds office for a three-year term. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of the Company at a time when there is a classified board as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.
Under the Charter, the Company’s stockholders are required to take action at an annual or special meeting of the stockholders. This provision may have the effect of delaying or preventing hostile stockholder action designed to effect a change in control of the Company.
Limitations on Liability and Indemnification of Officers and Directors
The Charter limits the liability of the directors of the Company to the fullest extent permitted by the DGCL, and the Bylaws provide that the Company will indemnify them to the fullest extent permitted by such law. The Company has entered and expects to continue to enter into agreements to indemnify its directors, executive officers, and other employees as determined by the Board. Each indemnification agreement provides that the Company will indemnify each of its directors, executive officers, and other key employees against any and all expenses incurred by such director, executive officer, or other key employee because of his or her status as one of the Company’s directors, executive officers, or other key employees, to the fullest extent permitted by the laws of the state of Delaware, the Charter, and the Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by the laws of the state of Delaware, the Company will advance all expenses incurred by its directors, executive officers, and other key employees in connection with the legal proceeding involving his or her status as a director, executive director, or key employee.
Exclusive Jurisdiction of Certain Actions
The Charter requires, to the fullest extent permitted by law, unless the Company consents in writing to the selection of an alternative forum, that derivative actions brought in the name of the Company, actions against current or former directors, officers, employees, and agents for breach of fiduciary duty, actions asserting a claim arising pursuant to any provision of the DGCL or the Charter or the Bylaws and actions asserting a claim against the Company governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware and any stockholder will be deemed to have consented to such provision. Although the Company believes this provision benefits the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against the Company’s directors and officers.
The exclusive forum provision in the Charter would not apply to claims brought under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”). To the extent the exclusive forum provision restricts the venue in which holders of the Company’s common stock may bring claims arising under the federal securities laws, there is uncertainty as to whether a court would enforce such provisions. The exclusive forum provision in the Charter does not relieve the Company of its duties to comply with the federal securities laws and the rules and regulations thereunder, and the Company’s stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.
In addition, the Charter requires that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act.
Warrants
Public Warrants
Each five whole public warrants entitle the registered holder to purchase one (1) share of Class A Common Stock at a price of $57.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the closing of the initial public offering and 30 days after the completion of an initial business combination, provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A Common Stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified, or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A Common Stock. This means only five whole warrants may be exercised at a given time by a warrant holder. The warrants will expire five years after the completion of an initial business combination or June 16, 2027, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of any warrants and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a share of Class A Common Stock upon exercise of a warrant unless the share of Class A Common Stock issuable upon such warrant exercise has been registered, qualified, or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A Common Stock underlying such unit.
The Company agreed that as soon as practicable, but in no event later than 15 business days after the Closing, it would use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the warrants. The Company agreed to use its commercially reasonable efforts to cause the same to become effective, and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants was not effective by the sixtieth (60th) business day after the Closing, warrant holders may, until such time as there was an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if shares of Class A Common Stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at the Company’s option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering each such warrant for that number of Class A Common Stock shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied the excess of the “fair market value” less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” shall mean the volume weighted average price of the Class A Common Stock shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemption of Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $90.00
Once the warrants become exercisable, the Company may redeem the outstanding warrants:
•in whole and not in part;
•at a price of $0.01 per warrant;
•upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
•if, and only if, the last reported sale price of the Class A Common Stock for any 20 trading days within a 30-trading-day period ending three business days before the Company sends the notice of redemption to the warrant holders (which is referred to as the “Reference Value”) equals or exceeds $90.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations, and the like).
If and when the warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws. However, the Company will not redeem the warrants unless an effective registration statement under the Securities Act covering the Class A Common Stock issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A Common Stock is available throughout the 30-day redemption period.
The Company has established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her, or its warrant prior to the scheduled redemption date. However, the price of the shares of Class A Common Stock may fall below the $90.00 redemption trigger price (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations, and the like) as well as the $57.50 (for whole shares) warrant exercise price after the redemption notice is issued.
Redemption of Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $50.00
Commencing ninety (90) days after the warrants become exercisable, the Company may redeem the outstanding warrants:
•in whole and not in part;
•at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined in accordance with the terms of the Public Warrants, based on the redemption date and the “fair market value” of Class A Common Stock;
•if, and only if, the Reference Value (as defined above under “Redemption of Warrants When the Price per Class A Common Stock Equals or Exceeds $90.00”) equals or exceeds $50.00 per share (as adjusted per share sub-divisions, share dividends, reorganizations, reclassifications, recapitalizations, and the like); and
•if the Reference Value is less than $90.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations, and the like) the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.
This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of Class A Common Stock are trading at or above $50.00 per share, which may be at a time when the trading price of Class A Common Stock is below the exercise price of the warrants. The Company has established this redemption feature to provide it with the flexibility to redeem the warrants without the warrants having to reach the $90.00 per share threshold set forth above under “—Redemption of Warrants When the Price per Class A Common Stock Equals or Exceeds $90.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides the Company with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to the Company’s capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. The Company will be required to pay the applicable redemption price to warrant holders if it chooses to exercise this redemption right and it will allow the Company to quickly proceed with a redemption of the warrants if it determines it is in the Company’s best interest to do so. As such, the Company would redeem the warrants in this manner when it believes it is in the Company’s best interest to update its capital structure to remove the warrants and pay the redemption price to the warrant holders.
As stated above, the Company can redeem the warrants when the shares of Class A Common Stock are trading at a price starting at $50.00, which is below the effective exercise price of $57.50, because it will provide certainty with respect to the Company’s capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If the Company chooses to redeem the warrants when the shares of Class A Common Stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Class A Common Stock than they would have received if they had chosen to wait to exercise their warrants for shares of Class A Common Stock if and when such shares were trading at a price higher than the effective exercise price of $57.50.
No fractional shares of Class A Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, the Company will round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of Class A Common Stock pursuant to the warrant agreement, the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the shares of Class A Common Stock, the Company will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.
Redemption Procedures
A holder of a warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of Class A Common Stock issued and outstanding immediately after giving effect to such exercise.
Anti-dilution Adjustments
If the number of outstanding shares of Class A Common Stock is increased by a share capitalization payable in shares of Class A Common Stock, or by a split-up of common stock or other similar event, then, on the effective date of such share capitalization, split-up, or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of Class A Common Stock at a price less than the “historical fair market value” will be deemed a share capitalization of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Class A Common Stock) and (ii) one minus the quotient of (x) the price per Class A Common Stock share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for shares of Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Class A Common Stock shares as reported during the 10-trading-day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of shares of Class A Common Stock on account of such shares (or other securities into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.
If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse share split, or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification, or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of share of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Class A Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger, or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of shares of Class A Common Stock in such a transaction is payable in the form of shares of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants. The warrants will be issued in registered form under a warrant agreement between Continental, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive Class A Common Stock. After the issuance of Class A Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of Class A Common Stock to be issued to the warrant holder.
Private Placement Warrants
The Private Placement Warrants (including the shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of an initial business combination (except, among other limited exceptions, to VGAC II’s officers and directors and other persons or entities affiliated with the Sponsor) and they will not be redeemable by us, so long as they are held by the Sponsor, members of the Sponsor, or their permitted transferees. The Sponsor or its permitted transferees, have the option to exercise the Private Placement Warrants on a cashless basis. Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the units being sold.
Except as described under “—Redemption of Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $50.00,” if holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “historical fair market value” of the Class A Common Stock over the exercise price of the warrants by (y) the fair market value. For these purposes, the “historical fair market value” will mean the average reported closing price of the shares of Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that the Company has agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is because it is not known at this time whether they will be affiliated with the Company following a business combination. If they remain affiliated with the Company, their ability to sell the Company’s securities in the open market will be significantly limited. The Company expects to have policies in place that prohibit insiders from selling its securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell the Company’s securities, an insider cannot trade in the Company’s securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the Class A Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, the Company believes that allowing the holders to exercise such warrants on a cashless basis is appropriate.
Backstop Warrants
Each Backstop Warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $0.05 per share, subject to the adjustments and limitations as discussed below, at any time after the Closing through the earlier of (a) fifth anniversary of the Closing or (b) the consummation of certain mergers, combinations or other fundamental transactions, as described below. The warrants will be issued in registered book-entry or certificated form under the form of Backstop Warrant Agreement to be entered into between the Backstop Investor and the Company (the “Backstop Warrant Agreement”). Except as set forth herein and in the Backstop Warrant Agreement, the holders do not have the rights or privileges of holders of Class A Common Stock or voting rights until they exercise their Backstop Warrants and receive shares of Class A Common Stock.
Anti-dilution Adjustments
If the Company (i) pays a dividend or makes any other distribution upon the Class A Common Stock without consideration, (ii) combines (by combination, reverse stock split or otherwise) its outstanding shares of Class A Common Stock into a smaller number of shares or (ii) reclassifies or subdivides (including by any stock split, stock dividend, recapitalization, substitutions, exchange or otherwise) its outstanding shares of Class A Common Stock into a greater or lesser number of shares, the number of shares of Class A Common Stock issuable on exercise of each Backstop Warrant and exercise price will be increased or decreased in proportion to such increase or decrease in outstanding shares of Class A Common Stock.
If (i) the Company effects any merger or consolidation of the Company with or into another person, in which the Company is not the surviving entity and in which the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company effects any sale to another person of all or substantially all of its assets in one transaction or a series of related transactions, (iii) pursuant to any tender offer or exchange offer (whether by the Company or another person), holders of capital stock tender shares representing more than 50% of the voting power of the capital stock of the Company and the Company or such other person, as applicable, accepts such tender for payment, (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement but not including any underwritten offering, registered direct offering, private placement or other transaction with the primary purpose of financing or fund raising for the Company) with another person whereby such other person acquires more than the 50% of the voting power of the capital stock of the Company (except for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such person immediately after the transaction), or (v) the Company effects any reclassification of its Common Stock or any compulsory share exchange pursuant to which its Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Class A Common Stock described above) then the holders shall have the right to receive, upon exercise of the Backstop Warrants, the same amount and kind of securities, cash or property as such holders would have been entitled to receive as if and to the same extent that such holders would be entitled if such holders had held the number of Class A Common Stock acquirable upon complete exercise of the Backstop Warrants without regard to any limitations on exercise contained herein.
The holders of the Backstop Warrants will be entitled to receive any dividends or distributions of assets that the Company makes to holders of shares of Class A Common Stock as if and to the same extent that such holders would be entitled if such holders had held the number of Class A Common Stock acquirable upon complete exercise of the Backstop Warrants. The holders of the Backstop Warrants will also be entitled to receive any shares of the Company’s capital stock or rights to purchase Company capital stock or other property that the Company grants, issues or sells pro rata to the record holders of any class of Common Stock as if and to the same extent that such holders would be entitled if such holders had held the number of Class A Common Stock acquirable upon complete exercise of the Backstop Warrants.
Transfer Agent and Warrant Agent
The transfer agent for Class A Common Stock and warrant agent for the Public Warrants and Private Placement Warrants is Continental Stock Transfer & Trust Company.
Listing of Common Stock and Warrants
The Class A Common Stock are listed on the NYSE under the symbol “GROV”. The Public Warrants are may be quoted and traded in the over-the-counter market under the symbol “GROVW”.

PLAN OF DISTRIBUTION
We are registering the issuance by us of up to 2,950,000 shares of our Class A Common Stock that may be issued upon exercise of warrants to purchase Class A Common Stock, including the Public Warrants and the Private Placement Warrants. We are also registering the resale by the Selling Holders or their permitted transferees of (i) up to 20,237,170 shares of Class A Common Stock, which consists of: (i) up to: (i) 1,721,497 PIPE Shares; (ii) 884,304 Backstop Shares; (iii) 775,005 shares of Class A Common Stock that may be obtained upon the exercise of the Backstop Warrants; (iv) 2,012,500 Founder Shares; (v) 151,273 shares of Class A Common Stock held by certain Selling Holders; (vi) 13,442,591 shares of Class A Common Stock issuable upon conversion (on a one-for-one basis) of shares of Class B Common Stock held by certain Selling Holders (including shares of Class A Common Stock that may be obtained upon the exercise of warrants to purchase shares of Class B Common Stock and subsequent conversion of those shares); (vii) 6,700,000 Private Placement Warrants; and (viii) 1,340,000 shares of Class A Common Stock that may be obtained by Selling Holders upon the exercise of Private Placement Warrants.
We will not receive any of the proceeds from the sale of the securities by the Selling Holders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the Selling Holders will be the purchase price of the securities less any discounts and commissions borne by the Selling Holders.
The shares of Class A Common Stock beneficially owned by the Selling Holders covered by this prospectus may be offered and sold from time to time by the Selling Holders. The term “Selling Holders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Holder as a gift, pledge, partnership distribution or other transfer. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Holders may sell their shares of Class A Common Stock or Warrants by one or more of, or a combination of, the following methods:
•purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•an over-the-counter distribution in accordance with the rules of the NYSE;
•through trading plans entered into by a Selling Holder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•distribution to employees, members, limited partners or stockholders of a Selling Holder;
•to or through underwriters or broker-dealers;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•in privately negotiated transactions;
•in options transactions;
•through a combination of any of the above methods of sale; or

•any other method permitted pursuant to applicable law.
In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A Common Stock in the course of hedging transactions, and broker-dealers or other financial institutions may engage in short sales of shares of Class A Common Stock in the course of hedging the positions they assume with Selling Holders. The Selling Holders may also sell shares of Class A Common Stock short and redeliver the shares to close out such short positions. The Selling Holders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Holders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A Selling Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Holder or borrowed from any Selling Holder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Holders in amounts to be negotiated immediately prior to the sale.
In offering the shares covered by this prospectus, the Selling Holders and any broker-dealers who execute sales for the Selling Holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Holders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Holders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.
The Selling Holders party to a Subscription Agreement or party to the Registration Rights Agreement have agreed, and the other Selling Holders may agree, to indemnify the underwriters, their officers, directors and each person who controls such underwriters (within the meaning of the Securities Act), against certain liabilities related to the sale of the securities, including liabilities under the Securities Act, in each case as further described in the Subscription Agreement or the Registration Rights Agreement, respectively.

LEGAL MATTERS
The validity of the securities offered by this prospectus has been passed upon for us by Sidley Austin LLP. Any underwriters, Selling Holders or agents will be advised about legal matters relating to any offering by their own counsel.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website, free of charge, at investors@grove.co. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.
INFORMATION INCORPORATED BY REFERENCE
SEC rules permit us to incorporate information by reference in this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or any applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (Commission File No. 001-40263), other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 16, 2023;
•our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 11, 2023;
•our Current Reports on Form 8-K, filed with the SEC on March 14, 2023, April 11, 2023, May 25, 2023, June 5, 2023, and June 9, 2023;

•the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from our definitive proxy statement on Schedule 14A for the 2023 Annual Meeting of Stockholders filed with the SEC on April 14, 2023; and
•the description of the Class A Common Stock contained in Exhibit 4.14 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including any amendment or report filed for the purpose of updating such description.
All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such applicable prospectus supplement to the extent that a statement contained in this prospectus or such applicable prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and such applicable prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such applicable prospectus supplement.
You can obtain any of the filings incorporated by reference into this prospectus or any applicable prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. Upon request, we will provide, without charge, a copy of any or all of the reports and documents referred to above which have been incorporated by reference into this prospectus or any applicable prospectus supplement. Prospective investors may obtain documents incorporated by reference in this prospectus or any applicable prospectus supplement by requesting them in writing or by telephone from us at our executive offices at:
Grove Collaborative Holdings, Inc.
1301 Sansome Street
San Francisco, CA 94111
Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at investors.grove.co. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Incorporation of Certain Documents by Reference”) is not incorporated by reference into this prospectus or any applicable prospectus supplement and you should not consider it a part of this prospectus, any applicable prospectus supplement, or the registration statement.

PART II
Information Not Required in Prospectus
Item 14. Other Expenses of Issuance and Distribution.
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee	$ 64,622.59**
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
Total	*
__________________
*These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.
**Previously paid in connection with the Original Registration Statement. Accordingly, there is no registration fee due in connection with the registration of such securities.
We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Holders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities. All amounts are estimates except the SEC registration fee.
Item 15. Indemnification of Directors and Officers.
Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
In accordance with Section 102(b)(7) of the DGCL, our Charter provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

The Charter provides that we will indemnify its present and former directors and officers to the maximum extent permitted by the DGCL and that such indemnification will not be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw provision, agreement, vote of stockholders or disinterested directors or otherwise.
We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with future directors and executive officers.
Item 16. Exhibits.
(c) Exhibits

Exhibit No.	Description

2.1†
Agreement and Plan of Merger, dated as of December 7, 2021, by and among Virgin Group Acquisition Corp. II, Treehouse Merger Sub, Inc. and Grove Collaborative, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K (File No. 001-40263), filed with the SEC on December 8, 2021).

2.2†
Amended and Restated Agreement and Plan of Merger, dated as of March 31, 2022, by and among Virgin Group Acquisition Corp. II, Treehouse Merger Sub, Inc., Treehouse Merger Sub II, LLC and Grove Collaborative, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K (File No. 001-40263), filed with the SEC on April 4, 2022).

3.1	Certificate of Incorporation of Grove Collaborative Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K (File No. 001-40263) filed with the SEC on June 23, 2022).

3.2
Certificate of Amendment to Certificate of Incorporation of Grove Collaborative Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 5, 2023).

3.3	Bylaws of Grove Collaborative Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K (File No. 001-40263) filed with the SEC on June 23, 2022).

4.1	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1/A (File No. 333¬253097), filed with the SEC on March 15, 2021).

4.2
Warrant Agreement, dated March 22, 2021, between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K (File No. 001-39587), filed with the SEC on March 25, 2021).

5.1	Opinion of Sidley Austin LLP (included in Exhibit 5.1 to the Registration Statement on Form S-1 (File No. 333-266197) filed with the SEC on July 18, 2022).

10.3
Amended and Restated Registration Rights Agreement, dated as of June 16, 2022, among the Company, Virgin Group Acquisition Sponsor II, LLC, and certain other parties (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K (File No. 001-40263), filed with the SEC on June 23, 2022).

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm of Grove Collaborative Holdings, Inc.

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1 to the Registration Statement on Form S-1 (File No. 333-266197) filed with the SEC on July 18, 2022).

24.1*	Power of Attorney (included in the signature page to this registration statement and in the initial filing of this registration statement).

107	Filing Fee Table (included in Exhibit 107 to the Registration Statement on Form S-1 (File No. 333-266197) filed with the SEC on July 18, 2022)).
__________________
†Schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
*Filed herewith.

Item 17. Undertakings.
(A)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(ii), and (a)(iii) of this section do not apply if the     information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(B)The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(C)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on July 28, 2023.

GROVE COLLABORATIVE HOLDINGS, INC.

By:	/s/ Stuart Landesberg
Stuart Landesberg
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart Landesberg and Sergio Cervantes his or her true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offerings covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stuart Landesberg	President and Chief Executive Officer (Principal Executive Officer); Director	July 28, 2023
Stuart Landesberg

/s/ Sergio Cervantes	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 28, 2023
Sergio Cervantes

*	Director	July 28, 2023
Rayhan Arif

*	Director	July 28, 2023
Christopher Clark

/s/ Kevin Cleary	Director	July 28, 2023
Kevin Cleary

*	Director	July 28, 2023
David Glazer

*	Director	July 28, 2023
Kristine Miller

*	Director	July 28, 2023
John Replogle

*	Director	July 28, 2023
Naytri Shroff Sramek

* /s/ Stuart Landesberg
Stuart Landesberg
Attorney-in-Fact